UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 21, 2014

CYRUSONE INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001‑35789	46-0691837
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1649 West Frankford Road
Carrollton, TX 75007
(Address of Principal Executive Office)

Registrant’s Telephone Number, Including Area Code: (972) 350-0060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b)    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 21, 2014, John F. Cassidy notified the Board of Directors of CyrusOne Inc., a Maryland corporation (the “Company”), that, effective June 30, 2014, he will retire from service to the Company and resign as the Chairman and a member of the Board of Directors. Mr. Cassidy had no disagreements with the Company on any matter relating to the Company’s operations, policies or practices. On May 21, 2014, the Board appointed Alex Shumate (a current “independent director” as determined by the Board under the NASDAQ’s listing standards) to serve as the Company’s non-executive Chairman and Lead Independent Director, effective upon Mr. Cassidy’s resignation. Mr. Shumate currently serves as a member of the Board’s Compensation Committee (Chair), Audit Committee and Nominating and Corporate Governance Committee.

Item 7.01    Regulation FD Disclosure.

On May 22, 2014, the Company issued a press release. A copy of the press release is furnished as Exhibit 99.1 to this report.

The information included in this Current Report on Form 8-K under this Item 7.01 (including Exhibit 99.1 hereto) is being “furnished” and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of Section 18, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such filing. The information included in this Current Report on Form 8-K under this Item 7.01 (including Exhibit 99.1 hereto) will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits.

The following exhibit is filed herewith:
Exhibit No.    Description of Exhibits
99.1    Press release, dated May 22, 2014.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 22, 2014	CYRUSONE INC.

	By:	/s/ Thomas W. Bosse
Thomas W. Bosse
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated May 22, 2014.